Exhibit 99.1

TMC and Nauru Announce Updated Sponsorship Agreement for Nauru Ocean Resources Inc. (NORI)

•	The Government of Nauru and TMC’s subsidiary, Nauru Ocean Resources Inc. (NORI), signed a revised Sponsorship Agreement updating the terms of their agreement signed in 2017

•	The President of Nauru welcomes the new agreement which will ensure that Nauruans will receive benefits from any future development of seafloor mineral resources from NORI

•	The Republic of Nauru has played a leading role in the development of the seafloor minerals industry, advancing the rights of Developing States to ensure their participation under the UNCLOS regime

•	In breach of its obligations under UNCLOS, the International Seabed Authority (ISA) has failed to adopt the Exploitation Regulations and is continuing to unlawfully delay the adoption of these regulations

•	The Government of Nauru and TMC acknowledge that unexpected, continued and extended delays at the ISA in adopting the Exploitation Regulations have impeded NORI’s ability to proceed with its planned application for commercial exploitation activities in the NORI Area and breached Nauru’s legitimate expectations as a Small Island Developing State in enjoying its rights as a sponsoring State under UNCLOS

•	The Republic of Nauru acknowledges the recent Executive Order by U.S. President Trump and the existing U.S. seabed mining code under DSHMRA, which provides a stable, transparent and enforceable regulatory path for industry

NEW YORK and NAURU, June 4, 2025 – The Government of the Republic of Nauru and its sponsored entity, Nauru Ocean Resources Inc. (NORI), together with TMC the metals company Inc. (Nasdaq: TMC) (“TMC” or the “Company”) — a leading explorer of the world’s largest undeveloped resource of critical metals essential to energy, defense, manufacturing, and infrastructure — today jointly announced the signing of a revised Sponsorship Agreement (Agreement), updating the terms of the Agreement signed between the parties in 2017.

The Agreement guarantees the Republic of Nauru will continue to receive existing financial benefits, training and capacity building programs and in-country community and social programs it receives today, while ensuring that, in consideration for its continued sponsorship of NORI, Nauru will receive continuity benefits upon the commencement of commercial production by NORI or another TMC subsidiary.

The President of the Republic of Nauru, His Excellency David Adeang, commented: "NORI and TMC have been trusted and respectful partners to Nauru throughout this pioneering journey. Together, we have worked to establish a responsible pathway for deep-sea mineral development—one that can serve as a model for other developing states. As a Pacific Small Island Developing State, our identity and future are inseparable from the ocean, and we would never support any activity that risks serious harm to it. Science, not slogans, has always guided our stewardship, and we remain committed to that path.”

“We believe the world must explore new sources of critical metals if we are to address the urgent realities of climate change. For small island nations like ours, this is not an abstract concern—it’s an existential one. We seek practical, science-based solutions that allow us to participate meaningfully in the energy transition. We are grateful to NORI and TMC for their continued partnership and commitment to responsible development that will deliver lasting benefits to the people of Nauru.”

Since becoming the first Developing State to sponsor a polymetallic nodule exploration contract in the Reserved Area of the Clarion Clipperton Zone, Nauru and NORI have taken a leading role in shaping the deep-sea mining industry. Over the course of 22 offshore research campaigns, NORI has assembled the world’s most comprehensive dataset of deep-sea environmental information and conducted the first integrated mining test in the CCZ since the 1970s. This has generated valuable in-field impact data, ensuring that environmental management is informed by evidence and best practice.

Nauru’s efforts align with the 2050 Blue Pacific Strategy, a shared vision by Pacific Leaders for a region of peace, harmony, security, social inclusion, and prosperity, where all Pacific peoples can lead free, healthy, and productive lives. Through the sustainable use of our ocean resources—what Nauru calls the Blue Economy—the country aims to generate economic growth, improve livelihoods and create jobs, while preserving the health of our marine ecosystems for future generations.

As one of the most vulnerable countries in the world, Nauru strongly supports the application of the Multidimensional Vulnerability Index (MVI) to capture better the economic and environmental risks that Small Island Developing States face. The development of deep-sea minerals, guided by robust science and ecological safeguards, presents an opportunity to enhance Nauru’s economic stability and resilience, with the support of responsible partners like NORI and TMC. In accordance with the Agreement, the Government of Nauru will channel the majority of the financial benefits into the Intergenerational Trust Fund of Nauru, as a strategic measure to address structural vulnerabilities and to enhance the nation’s long-term economic resilience.

Gerard Barron, Chairman and CEO of TMC, added: “Over the past 14 years, we have been fortunate to receive the steadfast support and partnership of the Government and people of Nauru. Their courage and leadership in championing a science- and rules-based approach to deep-seabed mineral development have helped shape not only our company, but the trajectory of this emerging industry. Without their trust and commitment, none of what we’ve built would have been possible.”

“We remain unshakeable in our commitment to developing this project responsibly, transparently, and in a way that delivers real benefits for all Nauruans. We are deeply proud of the work we have done together—from building the most comprehensive environmental research program in deep-seabed resource development, to pioneering a path for other small island developing states to participate meaningfully in this industry. This is a partnership rooted in shared values, and we look forward to continuing this journey, guided by science and respect for the ocean that connects us all. I’m also heartened by the recent Executive Order’s call for a joint assessment of a seabed benefit-sharing mechanism, and certain that 'Big Ocean States' like Nauru will continue to play a leading role in this industry."

Looking ahead, Nauru remains committed to working with the International Seabed Authority (ISA) and will continue to sponsor NORI.

The President of the Republic of Nauru, His Excellency David Adeang, added: “Together, we can drive and deliver on the promise of the Blue Pacific—one that strengthens our sovereignty, secures our oceans, and uplifts the lives of our people.”

About The Metals Company

The Metals Company is an explorer of lower-impact critical metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for building infrastructure, power generation, transmission, and batteries with net positive impacts compared to conventional production routes and (2) trace, recover and recycle the metals we supply to help create a metal commons that can be used in perpetuity. The Company through its subsidiaries holds exploration rights to two polymetallic nodule contract areas in the Clarion Clipperton Zone of the Pacific Ocean sponsored by the governments of the Republic of Nauru and the Kingdom of Tonga, and has conducted more than a decade of research into the environmental and social impacts of offshore nodule collection and onshore processing. More information is available at www.metals.co.

Government of Nauru Contact

Government Information Office | gio.nauru@gmail.com

TMC Contacts

Media | media@metals.co

Investors | investors@metals.co

Forward-Looking Statements

This press release contains “forward-looking” statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “may,” “plans,” “possible,” “potential,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding the Company’s and the Republic of Nauru’s plans and intentions with respect to their continued relationship, and the expected benefits to each resulting from the relationship, and interactions with the ISA, including the potential renewal of the sponsorship license and the Company’s strategies to pursue commercialization in a responsible and transparent manner guided by science. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things: the Company’s future financial performance; the outcome and timing of regulatory reviews by the National Oceanic and Atmospheric Administration under DSHMRA; the ability to obtain an exploitation contract from the ISA or permits from the U.S. government; risks related to the Company’s potential dual-path permitting strategy; changes in environmental, mining and other applicable laws and regulations; other regulatory uncertainties and the impact of government regulation or political developments on the Company’s activities; the potential for legal or jurisdictional challenges to the Company’s rights or proposed operations in international waters; environmental risks and liabilities; the Company’s ability to develop sufficient data to support permit applications and satisfy environmental requirements; the Company’s ability to develop commercial operations, including onshore processing capabilities; risks associated with the Company’s limited operating history and need for additional financing; and other risks and uncertainties, any of which could cause actual results to differ from those expressed or implied in the forward-looking statements. These risks are described in greater detail in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed on March 27, 2025 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed on May 14, 2025. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether due to new information, future events, changed circumstances or otherwise, except as required by law.